EXHIBIT 99.1

EXECUTION COPY

RESCISSION AGREEMENT

THIS RESCISSION AGREEMENT (this “Agreement”) is made as of December 20, 2005, by and among Boise Cascade Company, a Delaware corporation (“BCC”), Boise Land & Timber Holdings Corp., a Delaware corporation (“BLTH”), OfficeMax Incorporated, a Delaware corporation (“OMX”), Kooskia Investment Corporation, a Delaware corporation (“Kooskia”), and Forest Products Holdings, L.L.C., a Delaware limited liability company (“FPH,” and together with BCC, BLTH, OMX and Kooskia, the “Parties”).

WHEREAS, the Parties are party to that certain Going Public Agreement, dated as of April 27, 2005, and that certain Amended and Restated Going Public Agreement, dated as of May 17, 2005, pursuant to which the Parties agreed, among other things, to permit the Board of Managers of Boise Cascade Holdings, L.L.C. (“BCH”) to cause the conversion of BCH into a corporation, cause the filing of a certificate of incorporation for BCC and cause the issuance of stock in BCC for units of BCH;

WHEREAS, the Parties entered into the Going Public Agreement and the Amended and Restated Going Public Agreement in order to facilitate an initial public offering of equity securities of BCC (the “Proposed IPO”);

WHEREAS, because the Proposed IPO has not been completed, the Parties are now electing to rescind the conversion from a limited liability company to a corporation to the fullest extent permitted by applicable law with the intent to restore the legal and financial arrangements among OMX, FPH and BCH that would have existed had BCH not converted.

NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.               Certain Transactions.

1A.          Rescission of Going Public Agreement and Amended and Restated Going Public Agreement.  Each of the Parties hereby agree that immediately upon the effectiveness of this Agreement, the Going Public Agreement and Amended and Restated Going Public Agreement are hereby rescinded without further liability to each of the parties hereto.   As a consequence of the rescission contemplated by this Section 1A, the Parties agree that they will determine their relative rights among themselves as if the Going Public Agreement and Amended and Restated Going Public Agreement had never been executed and as if BCH had remained a limited liability company for all of 2005 and not converted into a corporation and such that the legal and financial arrangements among FPH, OMX and BCH will be identical in all material respects, from the date immediately before the conversion of BCH into a corporation, to such arrangements as would have existed had such conversion not occurred.  Furthermore, each of FPH, OMX and BCH agrees, with respect to itself, that (i) BCH will file its federal income tax returns as if it was a partnership for federal income tax purposes during all of 2005, (ii) each of OMX and FPH will include in income for federal income tax purposes its allocable share of BCH’s items of income, deduction, gain and loss for 2005, and (iii) such entity has not taken, and will not take, any material position inconsistent with the position that would have existed had BCH not converted into a corporation in May 2005.

1B.          Re-Conversion Into Limited Liability Company.  Each of the Parties agree for all purposes of applicable law that, immediately upon the effectiveness of this Agreement, BCC is authorized to cause one of its authorized officers to file with the Secretary of State for the State of Delaware, a Certificate of Conversion pursuant to Section 18-214 of the Delaware Limited Liability Company Act (the “LLC Act”) and Section 266 of the Delaware General Corporation Law (the “DGCL”), pursuant to which BCC shall re-convert into a limited liability company formed under the laws of the State of Delaware under the name of BCH (the “Conversion”).  Upon the effectiveness of the Conversion, each of the Parties agrees that (i) each share of Series A Redeemable Preferred Stock of BCC outstanding at the effective time of such Conversion shall convert into one (1) Series A Common Unit of BCH, (ii) each share of Class B Common Stock of BCC outstanding at the effective time of such Conversion shall convert into 13.2882137 Series B Common Units of BCH, and (iii) each share of Class C Common Stock of BCC outstanding at the effective time of such Conversion shall convert into 13.2882137 Series C Common Units of BCH, and that each of Series A Common Units, Series B Common Units and Series C Common Units will have the rights, powers and preferences specified for such equity securities in that certain Operating Agreement, dated as of October 29, 2004, by and among BCH, OMX and FPH (the “LLC Agreement”).  Each of OMX and FPH acknowledge and agree that, effective immediately upon effectiveness of the Conversion, the Certificate of Incorporation for BCC is terminated without further liability to BCC (or BCH), OMX or FPH.

1C.          Effectiveness of Certain Agreements.  Each of OMX and FPH acknowledge and agree that each such person is party to the LLC Agreement and that, effective immediately upon the effective time of the Conversion, the LLC Agreement shall be reinstated in full and be binding upon each of BCH, OMX and FPH, in the same capacity for each such entity as contemplated by such LLC Agreement and shall be treated as having been in full force and effect at all times from and after October 29, 2004.  Furthermore, each of OMX and FPH acknowledge and agree that they remain bound by that certain Securityholders Agreement, dated as of October 29, 2004, by and among BCH, OMX and FPH and that certain Registration Rights Agreement, dated as of October 29, 2004, by and among BCH, OMX and FPH.

Section 2.               Representations and Warranties of FPH, Kooskia and OMX. As a material inducement to BCC and BLTH to enter into this Agreement, each of FPH, Kooskia and OMX represents and warrants for itself (severally and not jointly) that this Agreement and the documents requiring execution by such party in connection with this Agreement, and such party’s performance hereunder and thereunder, has been duly authorized, executed and delivered by such party and this Agreement constitutes the legal, valid and binding obligations of such party, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.

Section 3.               Representations and Warranties of BCC and BLTH. As a material inducement to FPH, OMX and Kooskia to enter into this Agreement and to perform its obligations hereunder, each of FPH, BCC, and BLTH represents and warrants for itself (severally and not jointly) that:

3A.          Organization; Power and Licenses. BCC is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify.  BLTH is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business is requires it to qualify.  Each of BCC and BLTH possesses all requisite power and authority and, all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

3B.          Authorization; Enforceability. The execution, delivery and performance of this Agreement have been duly authorized by each of BCC and BLTH and this Agreement has been duly executed and delivered by each of BCC and BLTH. This Agreement constitutes a valid and binding obligation of each of BCC and BLTH, enforceable in accordance with its terms.

Section 4.               Miscellaneous.

4A.          Remedies. Each party shall have all rights and remedies set forth in this Agreement, the Securityholders Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

4B.          Consent to Amendments. Except as otherwise expressly provided herein, no amendment, modification or waiver of any of the provisions of this Agreement shall be effective against any party hereto unless such party has consented to such amendment, modification or waiver in writing.  No course of dealing between any parties or any delay in exercising any rights shall operate as a waiver of any rights.

4C.          Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

4D.          Further Assurances.  Each of FPH, Kooskia and OMX shall take all actions and execute all other documents consistent with its obligations hereunder or under the Securityholders Agreement in connection with the transactions contemplated hereby or otherwise reasonably requested by BCC and/or BLTH in order to consummate the transactions contemplated hereby.  Without limiting the generality of the foregoing, if requested by BCH in connection with or at any time after the Conversion, each of OMX and FPH shall execute and deliver counterpart signature pages to the Operating Agreement.

4E.           Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not, unless the assignor and assignee have otherwise agreed; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Person without the prior written consent of the other parties affected thereby.

4F.           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

4G.          Counterparts. This Agreement may be executed in two or more counterparts, anyone of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

4H.          Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.  The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation.  The use of the words “or,” “either” or “any” shall not be exclusive.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

4I.           Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

4J.           Notices.  Except as otherwise specified herein, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be made and as set forth in the Securityholders Agreement (with any notice to Kooskia being effective if delivered to OMX in accordance with the Securityholders Agreement, and any notice to BLTH and BLTH being effective if delivered to BCH in accordance with the Securityholders Agreement).

4K.          Delivery by Facsimile and Other Electronic Means.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

4L.           Complete Agreement.  This Agreement reflects the complete understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, agreements or arrangements (including the Prior Agreement) with respect to such subject matter.

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IN WITNESS WHEREOF, the parties hereto have executed this Rescission Agreement the day and year first above written.

BOISE CASCADE COMPANY

By:	/s/ Tom Carlile

BOISE LAND & TIMBER HOLDINGS CORP.

By:	/s/ Tom Carlile

FOREST PRODUCTS HOLDINGS, L.L.C.

By:	/s/ Tom Carlile

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad

KOOSKIA INVESTMENT CORPORATION

By:	/s/ Matthew R. Broad